As filed with the Securities and Exchange Commission on May 15, 2014
Registration Statement No. 333‑______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
Form S‑3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________
MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0423660
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Goodin	Doran N. Schwartz	Walter J. Godlewski III, Esq.
President and Chief Executive Officer	Vice President and Chief Financial Officer	Cohen Tauber Spievack & Wagner P.C.
MDU Resources Group, Inc.	MDU Resources Group, Inc.	420 Lexington Ave.
1200 West Century Avenue	1200 West Century Avenue	Suite 2400
P.O. Box 5650	P.O. Box 5650	New York, NY 10170
Bismarck, North Dakota 58506-5650	Bismarck, North Dakota 58506-5650	(212) 586-5800
(701) 530-1000	(701) 530-1000
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
___________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒
If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Securities Exchange Act of 1934.  (Check one):
Large accelerated filer    ☒    Accelerated filer    ☐
Non‑accelerated filer    ☐    Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Common Stock, one dollar ($1.00) par value
Total		$

(1)	An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by MDU Resources Group, Inc.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, there are included on this registration statement an aggregate of 5,275,670 shares of MDU Resources Group, Inc.’s common stock that were previously registered for offer and sale, but not sold, in connection with MDU Resources Group, Inc.’s equity distribution agreement pursuant to Registration Statement No. 333-174326 (“Prior Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on May 19, 2011 and for which an aggregate of $19,099 in fees were paid in connection with the filing with the SEC of the prospectus supplement dated May 20, 2013 (“2013 Prospectus Supplement”) (which unsold shares were previously included on the Prior Registration Statement). Pursuant to Rule 415(a)(6), the $19,099 filing fee related to the 5,275,670 unsold shares previously paid in connection with the 2013 Prospectus Supplement will continue to be applied to such unsold shares and an additional registration fee of $4,310 has been paid to the SEC with respect to the 5,275,670 shares, for a total registration fee of $23,409. This total registration fee is calculated based upon an estimated proposed maximum offering price per share of $34.45, on the basis of the average of the high and low prices for our common stock as reflected on the New York Stock Exchange composite tape on May 13, 2014, and a proposed maximum offering price for such shares of $181,746,832. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers an indeterminable number of additional shares of common stock as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transaction that increases the number of shares of MDU Resources Group, Inc. common stock. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be terminated concurrently with the filing of this registration statement. In connection with the securities offered hereby, except as specified in this paragraph, MDU Resources Group, Inc. will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Debt Securities
and
Common Stock

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
Our common stock is listed on the New York Stock Exchange and trades under the symbol “MDU.”
Our principal executive offices are located at MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, and our telephone number is (701) 530-1000.
See the discussion of risk factors, if any, discussed in the accompanying prospectus supplement as well as the risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before investing in the securities being offered.
We may offer our securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or any other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 19 of this prospectus provides more information on this topic.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 15, 2014.

ABOUT THIS PROSPECTUS
References in this prospectus to the “Company,” “MDU Resources,” “we,” “our” and “us” refer to MDU Resources Group, Inc.
This prospectus is part of a registration statement that we filed under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of MDU Resources. The registration statement is unlimited to the amount of securities that may be registered. The actual amount of securities being issued from time to time will be disclosed through a prospectus supplement.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement you should rely on the information contained in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We file annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.
In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We also maintain a website (http://www.mdu.com). Information contained on our website does not constitute part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them, which means that we may disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until we sell all of the securities described in this prospectus. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

1.	MDU Resources’ Annual Report on Form 10-K for the year ended December 31, 2013;

2.	MDU Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

3.	MDU Resources’ Current Reports on Form 8-K, filed on January 23, February 13, February 19, March 13, April 14, April 24 and May 15, 2014, and Current Report on Form 8-K/A, filed on February 19, 2014;

4.
MDU Resources’ Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003, Amendment No. 3 thereto, filed January 21, 2004, Amendment No. 4 thereto, filed June 27, 2007, Amendment No. 5 thereto, filed November 19, 2008, Amendment No. 6 thereto, filed January 5, 2009 and Amendment No. 7 thereto, filed April 30, 2010, and any further amendments thereto; and

5.	MDU Resources’ Proxy Statement for an annual meeting of stockholders held on April 22, 2014.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to:
Office of the Treasurer
MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
Telephone: (701) 530-1000.
You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference.
FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, we may publish or otherwise make available forward-looking statements of this nature.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Nonetheless, our expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this prospectus, any related prospectus supplement or any document incorporated by reference into this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus.
MDU RESOURCES GROUP, INC.
We are a diversified natural resource company, which was incorporated under the laws of the state of Delaware in 1924. Our principal executive offices are at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.
Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in Montana, North Dakota, South Dakota and Wyoming. Cascade Natural Gas Corporation, a wholly owned subsidiary, distributes natural gas in Oregon and Washington. Intermountain Gas Company, another wholly owned subsidiary, distributes natural gas in Idaho. Great Plains Natural Gas Co., another one of our public utility divisions, distributes natural gas in western Minnesota and southeastern North Dakota. These operations also supply related value-added services.
Through our wholly owned subsidiary, Centennial Energy Holdings, Inc., we own WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.
WBI Holdings is comprised of the pipeline and energy services and the exploration and production segments. The pipeline and energy services segment provides natural gas transportation, underground storage, processing and gathering services, as well as oil gathering, through regulated and nonregulated pipeline systems and processing facilities primarily in the Rocky Mountain and northern Great Plains regions of the United States. The pipeline and energy services segment is constructing Dakota Prairie Refinery in conjunction with a partner to refine crude oil and also provides cathodic protection and energy-related services. The exploration and production segment is engaged in oil and natural gas acquisition, exploration, development and production activities in the Rocky Mountain and Mid-Continent/Gulf States regions of the United States.
Knife River is comprised of the construction materials and contracting segment. Knife River mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt, liquid asphalt and other value-added products. It also performs integrated contracting services. Knife River operates in the central, southern and western United States and Alaska and Hawaii.
MDU Construction Services is comprised of the construction services segment. MDU Construction Services specializes in constructing and maintaining electric and communication lines, gas pipelines, fire suppression systems, and external lighting and traffic signalization equipment. The construction services segment also provides utility excavation services and inside electrical wiring, cabling and mechanical services, sells and distributes electrical materials, and manufactures and distributes specialty equipment.
Centennial Resources owns interests in a company owning certain electric transmission lines in Brazil, which is reflected in the Other category.
Centennial Capital insures various types of risks as a captive insurer for certain of our subsidiaries. The function of the captive insurer is to fund the deductible layers of the insured companies’ general liability and automobile liability coverages. Centennial Capital also owns certain real and personal property. These activities are reflected in the Other category.

RATIO OF EARNINGS TO FIXED CHARGES
The following table shows our ratio of earnings to fixed charges for the periods indicated:

Three Months Ended March 31,	Fiscal Years Ended December 31,
2014	2013	2012	2011	2010	2009

4.0	4.9	__1	4.1	4.1	__2

[1]
Due to the $246.8 million after-tax noncash write-downs of oil and natural gas properties in 2012, earnings were insufficient by $49.1 million to cover fixed charges for the twelve months ended December 31, 2012. If the $246.8 million after-tax noncash write-downs were excluded, the ratio of earnings to fixed charges would have been 4.4 times for the twelve months ended December 31, 2012.

[2]
Due to a $384.4 million after-tax noncash write-down of oil and natural gas properties in 2009, earnings were insufficient by $227.4 million to cover fixed charges for the twelve months ended December 31, 2009. If the $384.4 million after-tax noncash write-down is excluded, the ratio of earnings to fixed charges would have been 4.6 times for the 12 months ended December 31, 2009.

The ratios that exclude the effects of the after-tax noncash write-downs of oil and natural gas properties are non-GAAP financial measures. We believe that these non-GAAP financial measures are useful because the write-downs excluded are not indicative of our cash flows available to meet our fixed charge obligations. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.
USE OF PROCEEDS
Except as may otherwise be set forth in the prospectus supplement or other offering materials, the net proceeds from the sale of the securities will be added to our general funds and may be used for funding capital requirements, for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes. We may temporarily invest any proceeds that we do not immediately need.
DESCRIPTION OF THE DEBT SECURITIES
The following description sets forth the general terms and provisions of certain Debt Securities that we may offer by this prospectus. We will describe the particular terms of any Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the Debt Securities from time to time in the future, in one or more series, under the Indenture, dated as of December 15, 2003, between us and The Bank of New York Mellon, as trustee, or the Indenture Trustee, as amended and supplemented in the past and as may be amended and supplemented from time to time (the “Indenture”). The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of some of the terms used in the Indenture. We also include references in parentheses to some of the sections of the Indenture. The Indenture is on file with the SEC and is incorporated by reference in this prospectus. You should read the Indenture for a complete understanding of all of its provisions. This summary also is subject to and qualified by reference to the description of the particular terms of each series of Debt Securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should also refer to the Trust Indenture Act for provisions that apply to the Debt Securities.
There is no requirement under the Indenture that future issuances of debt securities be issued exclusively under the Indenture, and we will be free to employ other indentures or agreements containing provisions different from those included in the Indenture or applicable to one or more issues of debt securities, in connection with future issues of the other debt securities. The terms of any such offered debt securities will be described in one or more prospectus supplements.
General
The Indenture permits us to issue an unlimited amount of Debt Securities from time to time. All Debt Securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Debt Securities of that series. This means that we may from time to time, without the consent of the existing holders of the Debt Securities of any series, create and issue additional Debt Securities of a series having the same terms and conditions as the previously-issued Debt Securities of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional Debt Securities. Additional Debt Securities issued in this manner will be consolidated with, and will form a single series with, the previously-issued Debt Securities of that series.
A prospectus supplement and an officer’s certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the Debt Securities;

•	any limit upon the total principal amount of the Debt Securities;

•	the dates, or the method to determine these dates, on which the principal of the Debt Securities will be payable and how it will be paid;

•
the interest rate or rates which the Debt Securities will bear, or how the rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

•	any right to delay the interest payments for the Debt Securities;

•	the percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

•	any date or dates on which the Debt Securities may be redeemed at our option and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	any additions to the events of default under the Indenture or additions to our covenants under the Indenture for the benefit of the holders of Debt Securities;

•	if the Debt Securities will be issued in denominations other than multiples of $1,000;

•
if payments on the Debt Securities may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any rights or duties of another entity to assume our obligations with respect to the Debt Securities;

•	any collateral, security, assurance or guarantee for the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the terms of the Indenture.
(Indenture, Section 301.)
We may sell Debt Securities at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any Debt Securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Indenture will not afford holders of Debt Securities protection in the event of a highly‑leveraged transaction involving us.
Redemption
We will set forth any terms for the redemption of Debt Securities of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the holder of those Debt Securities, Debt Securities will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 504.) If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Indenture Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Indenture, Section 503.)
Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any Debt Security for redemption. (Indenture, Section 505.) If only part of a Debt Security is redeemed, the Indenture Trustee will deliver to the holder of the Debt Security a new Debt Security of the same series for the remaining portion without charge. (Indenture, Section 506.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the Debt Securities. (Indenture, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each Debt Security payable on any interest payment date will be paid to the person in whose name that Debt Security is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of that Debt Security as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that Debt Security may be listed, if the Indenture Trustee finds it workable. (Indenture, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York Mellon, in the city of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment. We may change the place of payment on the Debt Securities, appoint one or more additional paying agents (including MDU) and remove any paying agent, all at our discretion. (Indenture, Section 702.)

Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the offices of the Indenture Trustee in New York, New York. (Indenture, Section 305.) We may designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the Debt Securities. (Indenture, Section 702.) Unless otherwise specified in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange of the Debt Securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any Debt Security:

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.
(Indenture, Section 305.)
Limitation on Secured Debt
So long as any of the Debt Securities remain outstanding, we will not issue any Secured Debt other than Permitted Secured Debt (in each case as defined below) without the consent of the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which this covenant is made, considered as one class; provided, however, that this covenant will not prohibit the creation or existence of any Secured Debt if either:

•	we make effective provision whereby all Debt Securities then outstanding will be secured equally and ratably with the Secured Debt; or

•
we deliver to the Indenture Trustee bonds, notes or other evidences of indebtedness secured by the lien which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Debt Securities then outstanding and meeting other requirements set forth in the Indenture.

“Secured Debt” means Debt created, issued, incurred or assumed by us which is secured by a lien upon any of our property (other than Excepted Property). For purposes of this covenant, any Capitalized Lease Liabilities will be deemed to be Debt secured by a lien on our property.
“Debt” means:

•	our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay the borrowed money;

•	any guaranty by us of any indebtedness of another person; and

•	any Capitalized Lease Liabilities.
“Debt” does not include, among other things:

•	indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;

•	any trade obligations (including any obligations under power or other commodity purchase agreements and any associated hedges or derivatives) or other obligations in the ordinary course of business;

•	obligations under any lease agreement that are not Capitalized Lease Liabilities; or

•
any liens securing indebtedness neither assumed nor guaranteed by us nor on which we customarily pay interest, existing upon real estate or rights in or relating to real estate acquired by us for substation, transmission line, transportation line, distribution line or right of way purposes.

“Permitted Secured Debt” means, as of any particular time:

•
Secured Debt which matures less than one year from the date of the issuance or incurrence and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any of the Secured Debt by or with Secured Debt that matures less than one year from the date of the refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

•
Secured Debt secured by purchase money liens or any other liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any Secured Debt; provided, however, that no Purchase Money Lien or other lien of this type will extend to or cover any of our property other than (1) the property so acquired and improvements, extensions and additions to the property and renewals, replacements and substitutions of or for the property or any part or parts of the property and (2) with respect to Purchase Money Liens, other property subsequently acquired by us;

•
Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the lien which secures the Secured Debt is required either by applicable law or by the issuer of the governmental obligations or is otherwise necessary in order to establish or maintain the exclusion from gross income; and any refundings, refinancings and/or replacements of any Secured Debt by or with similar Secured Debt;

•
Secured Debt (i) which is related to the construction or acquisition of property not previously owned by us or (ii) which is related to the financing of a project involving the development or expansion of our property and (iii) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction (or the proceeds of the property or the project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (iii) above; and

•
in addition to the Permitted Secured Debt described above, Secured Debt not otherwise so permitted in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets or 10% of our capitalization.

“Net Tangible Assets” means the amount shown as total assets on our unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as assets on our unconsolidated balance sheet and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.
“Excepted Property” means:

•
all property of subsidiaries, including Centennial Energy Holdings, Inc., WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC, Centennial

Holdings Capital LLC, Centennial Energy Resources International, Inc., Fidelity Exploration & Production Company and any other subsidiaries;

•
all cash and securities (including the capital stock of the subsidiaries mentioned in the preceding bullet and any other subsidiaries) not paid, deposited or held under the Indenture, and all policies of insurance on the lives of our officers;

•	all contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, transition property, claims, demands and judgments;

•	all governmental and other licenses, permits, franchises, consents and allowances; intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•	all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security; and

•	any and all property not acquired or constructed by us for use in our electricity generation, transmission and distribution, and natural gas distribution business.
(Indenture, Granting Clauses.)
“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on our unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by us, which amount will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.
(Indenture, Section 707.)
Defeasance
We will be discharged from our obligations on the Debt Securities of a particular series if we irrevocably deposit with the Indenture Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of Debt Securities. (Indenture, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease as or substantially as an entirety to any entity our Electric and Gas Utility Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Electric and Gas Utility Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all Debt Securities then outstanding under the Indenture;

•
in the case of a lease, the lease is made expressly subject to termination by us or by the Indenture Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Indenture;

•	we shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel as provided in the Indenture; and

•
immediately after giving effect to the transaction, no event of default under the Indenture, or event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing.

(Indenture, Section 1201.)
“Electric and Gas Utility Property” means substantially all of our fixed electricity generation, transmission and distribution, and natural gas distribution, together with improvements, extensions and additions to, and renewals, replacements and substitution of or for, any part of parts of these properties, other than Excepted Property.
In the case of the conveyance or other transfer of the Electric and Gas Utility Property as or substantially as an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations under the Indenture and on the Debt Securities then outstanding unless we elect to waive release and discharge. (Indenture, Section 1204.)
The Indenture does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of our Electric and Gas Utility Property that does not constitute the entirety, or substantially the entirety, of our Electric and Gas Utility Property (Indenture, Section 1205.); or

•
any conveyance, transfer or lease of any of our properties where we retain Electric and Gas Utility Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Debt Securities, and any other outstanding debt securities that rank equally with, or senior to, the Debt Securities with respect to the Electric and Gas Utility Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select and that is approved by the Indenture Trustee. (Indenture, Section 1206.)

The terms of the Indenture do not restrict us in a merger in which we are the surviving entity. (Indenture, Section 1205.)
Events of Default
“Event of default,” when used in the Indenture with respect to Debt Securities, means any of the following:

•	failure to pay interest on any Debt Security for 30 days after it is due;

•	failure to pay the principal of or any premium on any Debt Security when due;

•
failure to perform any other covenant in the Indenture that continues for 90 days after we receive written notice from the Indenture Trustee, or we and the Indenture Trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities;

•	events of bankruptcy, insolvency or our reorganization as specified in the Indenture; or

•	any other event of default included in any supplemental indenture or officer’s certificate for that series of Debt Securities.

(Indenture, Sections 901 and 1301.)
Remedies
If an event of default under the Indenture occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities may declare the principal amount of all of the Debt Securities to be due and payable immediately.
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the event of default under the Indenture giving rise to the declaration of acceleration will be considered cured, and the declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding Debt Securities;

(2)	the principal of and premium, if any, on the outstanding Debt Securities that have become due otherwise than by the declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest to the extent lawful; and

(4)	all amounts due to the Indenture Trustee under the Indenture; and

•	any other event of default under the Indenture with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture.
(Indenture, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Other than its duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Indenture Trustee a reasonable indemnity. (Indenture, Section 1003.) If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred upon the Indenture Trustee. The Indenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture. (Indenture, Section 912.)
No holder of Debt Securities will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

•	the holder has previously given to the Indenture Trustee written notice of a continuing event of default under the Indenture;

•
the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series have made a written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute proceedings; and

•
the Indenture Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Debt Securities, inconsistent with the written request of holders referred to above.

(Indenture, Section 907.)
However, these limitations do not apply to a suit by a holder of a Debt Security for payment of the principal, premium, if any, or interest on the Debt Security on or after the applicable due date. (Indenture, Section 908.)

We will provide to the Indenture Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture. (Indenture, Section 705.)
Modification and Waiver
Without the consent of any holder of Debt Securities, we and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the Debt Securities;

•
to permit an entity acquiring a substantial portion of our Electric and Gas Utility Property to assume a pro rata share of the outstanding Debt Securities based upon the net book value of the Electric and Gas Utility Property acquired by that entity and to release us and our properties from any obligations under the Indenture with respect to those assumed Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Debt Securities, or to surrender any right or power conferred upon us;

•	to add additional events of default under the Indenture for all or any series of Debt Securities;

•
to change or eliminate or add any provision to the Indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of Debt Securities of such series has been obtained in accordance with the Indenture; or

(2)	when no Debt Securities of the affected series remain outstanding under the Indenture;

•	to provide additional security for any Debt Securities;

•	to establish the form or terms of Debt Securities of any other series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to us may be served;

•
to amend and restate the Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Debt Securities of any series in any material respect; or

•	to cure any ambiguity or inconsistency.
(Indenture, Section 1301.)
The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by us with some restrictive provisions of the Indenture. (Indenture, Section

706.) The holders of not less than a majority in principal amount of the outstanding Debt Securities may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of any series affected. (Indenture, Section 913.)
The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series that are directly affected, considered as one class, will be required. No amendment or modification may without the consent of all the holders of the Debt Securities of all series then outstanding:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security;

•
reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•	modify some of the provisions of the Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series.
A supplemental indenture that changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the Indenture of the holders of the Debt Securities of any other series. (Indenture, Section 1302.)
The Indenture provides that Debt Securities owned by us or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Debt Security will bind every future holder of that Debt Security and the holder of every Debt Security issued upon the registration of transfer of or in exchange for that Debt Security. A transferee will also be bound by acts of the Indenture Trustee or us in reliance thereon, whether or not notation of that action is made upon the Debt Security. (Indenture, Section 106.)
Resignation of a Trustee
The Indenture Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Indenture Trustee and us. No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Indenture Trustee a resolution of our board of directors appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Indenture, Section 1010.)
Notices
Notices to holders of Debt Securities will be given by mail to the addresses of the holders as they may appear in the security register for Debt Securities. (Indenture, Section 108.)
Title
We, the Indenture Trustee, and any of our or the Indenture Trustee’s agents, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not the Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)
Governing Law
The Indenture is, and the Debt Securities will be, governed by, and construed in accordance with, the laws of the state of New York except where otherwise required by law. (Indenture, Section 114.)
Information about the Indenture Trustee
The Indenture Trustee is The Bank of New York Mellon. The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain, or may maintain in the future, deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.
DESCRIPTION OF THE COMMON STOCK
Common Stock − General
The following is a description of our common stock. This description is not complete, and we qualify it by referring to our restated certificate of incorporation, as amended, and bylaws, as amended, both of which we incorporate into this document by reference, and the laws of the state of Delaware.
Our restated certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into four classes:

•	500,000 shares of preferred stock, $100 par value;

•	1,000,000 shares of preferred stock A, without par value;

•	500,000 shares of preference stock, without par value; and

•	500,000,000 shares of common stock, $1.00 par value.
As of May 15, 2014, we had 191,641,156 shares of common stock, 153,086 shares of preferred stock and no preferred stock A or preference stock issued and outstanding.

Dividend Rights
Under our restated certificate of incorporation, we may declare and pay dividends on our common stock, out of surplus or net profits, only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred stock, preferred stock A and preference stock.
Voting Rights
Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.
Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.
The holders of our preferred stock, preferred stock A and preference stock do not have the right to vote, except as our board of directors establishes or as provided in our restated certificate of incorporation or bylaws or as determined by state law.
Our restated certificate of incorporation gives the holders of our preferred stock, preferred stock A and preference stock the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends. In addition, the holders of some series of our preferred stock and preferred stock A, and/or the holders of our preference stock, must approve amendments to the restated certificate of incorporation in some instances.
Liquidation Rights
If we were to liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive specified amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock. After the preferred stock, preferred stock A and preference stock payments are made, the holders of our common stock are entitled to share in all of our remaining assets available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred or Preference Stock
Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series. Our board of directors has the authority to determine the terms of each series of any preferred stock, preferred stock A or preference stock, within the limits of our restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.
If we issue any preferred stock, preferred stock A or preference stock, we may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock, preferred stock A or preference stock may delay or prevent a change in control of MDU Resources.

Provisions of our Restated Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our restated certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of MDU Resources if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our restated certificate of incorporation provides that our board of directors will have at least six and at most 15 directors. Two‑thirds of the continuing directors decide the exact number of directors at a given time. Two-thirds of the continuing directors fill any new directorships created by the board and any vacancies.
Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our restated certificate of incorporation prevents stockholders from calling a special meeting.
No Cumulative Voting
Our restated certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions
Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting.
Provisions Relating to the Authorization of Business Combinations
There is a provision in our restated certificate of incorporation permitting our board of directors to consider the following factors in determining whether or not to approve some types of business combinations:

•
The consideration to be received by us or our stockholders in connection with the business combination in relation not only to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of us as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition, future prospects and future value as an independent corporation;

•	The character, integrity and business philosophy of the other party or parties to the business combination transaction and the management of that party or those parties;

•
The business and financial conditions and earnings prospects of the other party or parties to the business combination transaction, including, but not limited to, debt service and other existing or likely financial obligations of that party or those parties, the intention of the other party or parties to the business combination transaction regarding the use of our assets to finance the acquisition, and the possible effect of the conditions upon us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located;

•
The projected social, legal and economic effects of the proposed action or transaction upon us or our subsidiaries, employees, suppliers, customers and others having similar relationships with us, and the communities in which we and our subsidiaries do business;

•	The general desirability of our continuance as an independent entity; and

•	Such other factors as the continuing directors may deem relevant.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three‑year period after that person acquires the stock. This prohibition does not apply if:

•	our board of directors approved of the business combination or the acquisition of our stock before the person became an interested stockholder;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock, excluding certain shares; or

•	the business combination is approved by the board of directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Transfer Agent; Registrar
The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Saint Paul, Minnesota.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more of the following ways from time to time: (i) to underwriters or dealers for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. The prospectus supplement with respect to the securities being sold will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters participate in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities being offered if any are purchased. If we use a dealer in the sale, we will sell the securities to the dealer as principal. The dealer may then resell these securities at varying prices determined at the time of resale.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If the securities are sold by agents, commissions payable by us to those agents will be set forth in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and, if we engage in such transactions, we will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.
EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS
The validity of the securities will be passed upon for us by Paul K. Sandness, Esq., our General Counsel, and also by Cohen Tauber Spievack & Wagner P.C., 420 Lexington Avenue, New York, New York 10170. As of May 15, 2014, Mr. Sandness owned approximately 60,287 shares of common stock.
________________________
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

Securities and Exchange Commission Registration Fee*	$
Printing and Engraving Expenses**	$
Transfer Agent Fees**	$
Legal Fees and Expenses**	$
Accountants’ Fees and Expenses**	$
Listing Fees***	$
Miscellaneous**	$

Total	$
__________________
*            Under Rules 456(b) and 457(r) under the Securities Act of 1933, except as specified in the following paragraph, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, there are included on this registration statement an aggregate of 5,275,670 shares of MDU Resources Group, Inc.’s common stock that were previously registered for offer and sale, but not sold, in connection with MDU Resources Group, Inc.’s equity distribution agreement pursuant to Registration Statement No. 333-174326 (“Prior Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on May 19, 2011 and for which an aggregate of $19,099 in fees were paid in connection with the filing with the SEC of the prospectus supplement dated May 20, 2013 (“2013 Prospectus Supplement”) (which unsold shares were previously included on the Prior Registration Statement). Pursuant to Rule 415(a)(6), the $19,099 filing fee related to the 5,275,670 unsold shares previously paid in connection with the 2013 Prospectus Supplement will continue to be applied to such unsold shares and an additional registration fee of $4,310 has been paid to the SEC with respect to the 5,275,670 shares, for a total registration fee of $23,409. This total registration fee is calculated based upon an estimated proposed maximum offering price per share of $34.45, on the basis of the average of the high and low prices for our common stock as reflected on the New York Stock Exchange composite tape on May 13, 2014, and a proposed maximum offering price for such shares of $181,746,832. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers an indeterminable number of additional shares of common stock as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transaction that increases the number of shares of MDU Resources Group, Inc. common stock. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be terminated concurrently with the filing of this registration statement.
**          Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.
***         The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.
Item 15. Indemnification of Directors and Officers.
Our bylaws include the following provision:
7.07    Indemnification of Officers, Directors, Employees and Agents.

(a)
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a “Director or Officer”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement actually and reasonably incurred by such Director or Officer. The Corporation shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board of Directors.

(b)
No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition.

(c)
The Corporation shall pay the expenses incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined that the Director or Officer is not entitled to be indemnified.

(d)
If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys’ fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefore has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law.

(e)	The Corporation may provide indemnification and advancement of expenses (including attorneys’ fees) to employees and agents to the extent permitted by applicable law.

(f)
The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Section 7.07 shall limit the power of the Corporation or the Board of Directors to grant indemnification and advancement of expenses, including attorneys’ fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07.

(g)
The Corporation’s obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise.

(h)
Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director’s or Officer’s legal representative.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. We maintain liability insurance protecting us, as well as our directors and officers, against liability by reason of their being or having been our directors or officers. In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law.
Item 16. Exhibits.

+1(a)	Form of Underwriting Agreement.

+1(b)	Form of Distribution Agreement.

*1(c)	Equity Distribution Agreement, dated May 20, 2013, entered into between the Company and Wells Fargo Securities, LLC, filed as Exhibit 1 to Form 8-K filed on May 20, 2013, in File No. 1-3480.

*1(d)
First Amendment to Equity Distribution Agreement, dated December 2, 2013, entered into between the Company and Wells Fargo Securities, LLC, filed as Exhibit 99(c) to Form 10-K for the year ended December 31, 2013, filed on February 21, 2014, in File No. 1-3480.

*4(a)
Restated Certificate of Incorporation of the Company, as amended, dated May 13, 2010, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2010, filed on November 3, 2010, in File No. 1-3480.

*4(b)	Company Bylaws, as amended and restated May 15, 2014, filed as Exhibit 3.1 to Form 8-K filed on May 15, 2014, in File No. 1-3480.

*4(c)	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8 filed on January 21, 2004, in Registration No. 333-112035.

*4(d)
First Supplemental Indenture, dated as of November 17, 2009, between the Company and The Bank of New York Mellon, as trustee, filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 2009, filed on February 17, 2010, in File No. 1-3480.

4(e)	Form of Officer’s Certificate establishing some of the terms of the Debt Securities.

5(a)	Opinion of Paul K. Sandness, General Counsel to the Company.

5(b)	Opinion of Cohen Tauber Spievack & Wagner P.C., counsel to the Company.

12	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.

23(a)	Consent of Deloitte & Touche LLP.

23(b)	The consents of Paul K. Sandness and Cohen Tauber Spievack & Wagner P.C. are contained in their opinions filed as Exhibit 5(a) and 5(b), respectively, to this Registration Statement.

24	Power of Attorney is contained on the first of two signature pages of this Registration Statement.

25	Form T-l Statement of Eligibility of The Bank of New York Mellon with respect to the Indenture.
___________
+ To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable.
* Incorporated into this document by reference as indicated.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i) (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 15th day of May, 2014.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
David L. Goodin
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Goodin David L. Goodin (President, Chief Executive Officer and Director)	President, Chief Executive Officer and Director	May 15, 2014

/s/ Doran N. Schwartz Doran N. Schwartz (Vice President and Chief Financial Officer)	Vice President and Chief Financial Officer	May 15, 2014

/s/ Nathan W. Ring Nathan W. Ring (Vice President, Controller and Chief Accounting Officer)	Vice President, Controller and Chief Accounting Officer	May 15, 2014

/s/ Harry J. Pearce	Director	May 15, 2014
Harry J. Pearce (Chairman of the Board)

/s/ Thomas Everist	Director	May 15, 2014
Thomas Everist

/s/ Karen B. Fagg	Director	May 15, 2014
Karen B. Fagg

/s/ Mark A. Hellerstein	Director	May 15, 2014
Mark A. Hellerstein

/s/ A. Bart Holaday
A. Bart Holiday	Director	May 15, 2014

/s/ Dennis W. Johnson	Director	May 15, 2014
Dennis W. Johnson

/s/ William E. McCracken	Director	May 15, 2014
William E. McCracken

/s/ Patricia L. Moss	Director	May 15, 2014
Patricia L. Moss

/s/ J. Kent Wells	Director	May 15, 2014
J. Kent Wells

/s/ John K. Wilson	Director	May 15, 2014
John K. Wilson

EXHIBIT INDEX

4(e)	Form of Officer’s Certificate establishing some of the terms of the Debt Securities.
5(a)	Opinion of Paul K. Sandness, General Counsel to the Company.
5(b)	Opinion of Cohen Tauber Spievack & Wagner P.C., counsel to the Company.
12	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	The consents of Paul K. Sandness and Cohen Tauber Spievack & Wagner P.C. are contained in their opinions filed as Exhibit 5(a) and 5(b), respectively, to the Registration Statement.
24	Power of Attorney is contained on the first of two signature pages of this Registration Statement.
25	Form T-l Statement of Eligibility of The Bank of New York Mellon with respect to the Indenture.